Independent Auditors’ Report

To the members of Professional Culinary Academy, LLC
New York, New York

We have audited the accompanying balance sheet of Professional Culinary Academy, LLC as of November 30, 2010, and the related statements of income, members’ equity, and cash flows for the eleven months then ended. Professional Culinary Academy LLC’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Professional Culinary Academy, LLC as of November 30, 2010, and the results of its operations and its cash flows for the eleven months then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ RAICH ENDE MALTER & CO. LLP
RAICH ENDE MALTER & CO. LLP
New York, New York
February 15, 2011

PROFESSIONAL CULINARY ACADEMY, LLC

Balance Sheet
November 30, 2010

ASSETS
Current Assets
Cash	$2,715
Accounts receivable, net of allowance for uncollectable accounts of $1,698	337,822
Receivable from related party	50,025
Prepaid expenses	3,508
394,070

Fixed Assets
Leasehold improvements	5,402
Accumulated depreciation and amortization	(165)
5,237

$399,307

LIABILITIES AND MEMBERS' EQUITY
Current Liabilities
Accounts payable	$31,280
Accrued expenses	9,702
Deferred revenue	253,789
294,771

Members' Equity	104,536

$399,307

See notes to financial statements

PROFESSIONAL CULINARY ACADEMY, LLC

Statement of Income
Eleven months ended November 30, 2010

Revenues, net	$770,686

Operating Costs and Expenses
Student instructional costs	177,479
Recruitment costs	12,492
Occupancy costs	54,642
General and administrative expenses	177,963
Related party management fees	335,000
Depreciation and amortization	210
757,786

Net Income	$12,900

See notes to financial statements

PROFESSIONAL CULINARY ACADEMY, LLC

Statement of Members' Equity
Eleven months ended November 30, 2010

Balance - December 31, 2009	$15,874

Member Contributions	84,362

Member Distributions	(8,600)

Net income	12,900

Balance - November 30, 2010	$104,536

See notes to financial statements

PROFESSIONAL CULINARY ACADEMY, LLC

Statement of Cash Flows
Eleven months ended November 30, 2010

Cash Flows (Used In) Operating Activities
Net income	$12,900
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	210
Provision for bad debts	1,424
(Increase) in:
Accounts receivable	(312,145)
Prepaid expenses	(1,830)
Increase in:
Accounts payable	19,292
Accrued expenses	4,150
Deferred revenue	225,739
Net cash (used in) operating activities	(50,260)

Cash Flows Provided By (Used In) Investing Activities
Purchase of leasehold improvements	(5,402)
Receivable from related party	(22,125)
Net cash (used in) financing activities	(27,527)

Cash Flows Provided By (Used In) Financing Activities
Contributions from members	84,362
Distributions to members	(8,600)
Net cash provided by financing activities	75,762

Net Decrease In Cash	(2,025)

Cash - beginning of period	4,740

Cash - end of period	$2,715

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for:
Interest	$-
Taxes	$-

See notes to financial statements

PROFESSIONAL CULINARY ACADEMY, LLC

Notes to Financial Statements
November 30, 2010

 1 -  ORGANIZATION  AND NATURE OF BUSINESS

Professional Culinary Academy, LLC (“Company”) was formed as a limited liability company in the state of New York on July 18, 2008 and has its corporate offices located in New York City, NY.  The Company owns and operates three state licensed vocational training schools. Each licensed vocational training school provides vocational education and training programs to students primarily for a New York State agency.

2 -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements.  The financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity.  These accounting policies are in conformity with accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

a. Cash and Cash Equivalents - The Company considers all short-term investments, with an original maturity of three months or less, to be cash equivalents.  Accounts at banking institutions may at times exceed federally insured limits.  As of November 30, 2010, the Company had no balances over such limits.

b. Revenue Recognition - The Company derives its revenue substantially from tuition charged for courses. Deferred revenue is recorded for the undelivered portion of billed tuition.  Tuition billed to students is recognized as revenue ratably on a straight line basis over the schedule of classroom attendance.

c. Accounts Receivable – Accounts receivable are recorded net of an allowance for uncollectible amounts.  On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts based on a history of past write-offs and collections as well as current conditions.  As of November 30, 2010, the Company recorded an allowance of $1,698.

d. Fixed Assets - Fixed assets are carried at cost.  Leasehold improvements are amortized using the straight line method over the term of the lease or the estimated useful life, if shorter.  Expenditures for repairs and maintenance are charged to expense as incurred.

e. Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results may differ from those estimates.  Estimates are used in accounting for, among other things, useful lives for depreciation and amortization and future cash flows associated with impairment testing for long-lived assets.

f. Fair Value of Financial Instruments - The Company’s financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable and deferred revenue, which approximate fair value because of their short maturities.

g. Income Taxes - The Company is a limited liability company which is treated as a partnership for income tax purposes.  Accordingly, the Company’s members are responsible for income taxes on their proportionate share of the Company’s income.

ASC 740 “Income Taxes” (“ASC 740”) (formerly known as FASB Interpretation No. 48 “Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109”) requires management to determine whether a tax position of the Company is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position.  The tax benefit to be recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement which could result in the Company recording a tax liability that would reduce the Company’s net assets.

Beginning with the 2009 annual financial statements, the Company adopted ASC 740.  Based on its continued analysis, management has determined that the application of ASC 740 did not result in a material impact to the accompanying financial statements.  The Company is subject to examination by U.S. federal and state authorities for returns filed for the three most recent years.  As of November 30, 2010, the Company did not have any unrecognized tax benefits and does not expect this to change significantly over the next 12 months.

3 – RELATED PARTY TRANSACTIONS

The Company is charged management fees from a company that is operated and controlled by the same individuals who are members of the Company.  During the eleven month period ended November 30, 2010, management fees in the aggregate amount of $335,000 were charged to the Company.  In addition, receivable from related party includes $50,025 of interest free loans with no stipulated repayment terms that the Company had advanced to this related entity.

4 – COMMITMENTS AND CONTINGENCIES

During the period ended November 30, 2010, the Company conducted its operations from various locations in New York State under various written leases and verbal agreements. The Company was responsible for maintenance, insurance and other occupancy expenses.

The minimum annual payments under written lease obligations are $4,016 for the year ending December 31, 2011.

Rent expense for the eleven months ended November 30, 2010 was $54,000.

5– SUBSEQUENT EVENTS

Subsequent events have been evaluated through February 15, 2011, the date the financial statements were available to be issued.

On December 1, 2010 the Company consummated a transaction effective November 30, 2010, whereby the Company became a wholly-owned subsidiary of Educational Training Institute, Inc., (“ETI”) which in turn is a wholly-owned subsidiary of Oak Tree Educational Partners, Inc. (“OTEP”).